UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 4, 2026 (January 29, 2026)

ALT5 SIGMA CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-19621	41-1454591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8548 Rozita Lee Avenue, Suite 305 Las Vegas, NV	89113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 997-5968

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock (par value $0.001 per share)	ALTS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2026, the Board of Directors (the “Board”) of ALT5 Sigma Corporation (the “Company”), upon the recommendation of the Company’s Nominating and Corporate Governance Committee, appointed Dr. Adel ElMessiry, Ph.D., to serve as an independent director of the Company, subject to his acceptance of the appointment. Dr. ElMessiry accepted the appointment on January 29, 2026.

In connection with his appointment, the Board reviewed Dr. ElMessiry’s qualifications and determined that he qualifies as an “independent director” under the Nasdaq Listing Rules.

Since August 2020, when he co-founded AlphaFin, a financial technology company focused on decentralized and blockchain-powered financial systems, Dr. ElMessiry has served as its President and Chief Technology Officer. From August 2020 to March 2021, he also served as AlphaFin’s Chief Executive Officer, during which time he helped establish the company’s strategic and technical foundations. Since January 2025, Dr. ElMessiry has served as Technical Co-Founder of Lussa, a technology venture based in Dubai. In addition, since January 2024, he has served as a board member of the Nashville Entrepreneur Center, a nonprofit organization supporting startup and entrepreneurial development.

Dr. ElMessiry is also the Founder of WebDBTech, a technology architecture and development firm he has led since 2000, providing advisory and development services across Web3, enterprise software, and data-driven systems. From June 2016 to October 2020, Dr. ElMessiry served as Chief Technology Officer of Utilize Health, where he led technology strategy, product development, cybersecurity initiatives, and HIPAA-compliant system architecture. His earlier executive experience includes serving as Associate Vice President at HealthTrust Purchasing Group from November 2014 to April 2016, following its acquisition of InVivoLink, where Dr. ElMessiry had served as Chief Technology Officer.

Dr. ElMessiry holds a Ph.D. in Computer Science and a Master’s degree in Computer Engineering from North Carolina State University. The Company believes that Dr. ElMessiry’s experience in technology leadership, fintech, blockchain systems, and governance, together with his service on nonprofit and advisory boards, provides him with the qualifications to serve as a director.

There are no related-party transactions involving Dr. ElMessiry that are reportable under Item 404(a) of Regulation S-K. Other than his appointment as a director, there are no material plans, contracts, or arrangements to which Dr. ElMessiry is a party or in which he participates, and there have been no material amendments to any such plans, contracts, or arrangements in connection with his appointment.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALT5 SIGMA CORPORATION

Date: February 4, 2026	By:	/s/ Tony Isaac
Tony Isaac
Acting Chief Executive Officer